Digital Power Corporation
41920 Christy Street
Fremont, California  94538

November 11, 2003

Dear David Amitai:

     Digital Power Corporation, a California corporation (the "Company"), hereby undertakes to reimburse you for the reasonable expenses (the "Expenses") incurred, and to be incurred in the future, by you, related to your appointment and service as the Company's Executive CEO reporting to the Board.

        o      Sum  of  $8,333   (gross  to  the   company)   paid  monthly  for
               accommodation expenses, expenses related to your relocation, health and dental insurance, life insurance, disability insurance, family trips, education, and tax expenses.
        o In addition, the company will pay for reasonable expenses for Company Car, gas and maintenance, two telephone lines, two cellular lines, internet, and communications. These expenses shall be paid only upon the provision of receipts evidencing such expenses, and grossed-up such that the net effect will be such that the Company will pay for your federal and state taxes, related to these expenses, if at all.

     The foregoing Expenses shall be paid to you by the Company on a monthly basis so long as you are engaged with the Company, including during the Notice Period as defined below.

     In case of termination by either you or the Company, the terminating party will notify the other party two months in advance prior to such termination (the "Notice Period"). During this Notice Period you will transfer your duties to a person that the Company appoints and assist such person during the transition. In any event of termination you will be entitled to another relocation expense amount.

     This letter sets forth the terms of your proposed engagement with us and supersedes any prior representations or agreements, whether written or oral. To accept this offer, please sign and return this letter to me.

     Sincerely,
     Digital Power Corporation



     -----------------------------------
     By:
        --------------------------------

         I have read and accept this offer:
                                           --------------------------
                                           David Amitai